                            $450,000,000(APPROXIMATE)

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2006-A
                  CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-4

                           LONG BEACH ACCEPTANCE CORP.
                              SPONSOR AND SERVICER

                     LONG BEACH ACCEPTANCE RECEIVABLES CORP.
                                    DEPOSITOR

                                   MAY 3, 2006

                      [RBS GREENWICH CAPITAL LOGO OMITTED]

                                   DISCLAIMER

Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Receivables
Corp. II, as co-registrants, have filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the co-registrants have filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the Issuing Entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

                                                                               2

                          WEIGHTED AVERAGE LIFE TABLES

CLASS A-1 TO MATURITY

FLAT
PRICE                   1.25% ABS   1.50% ABS   1.60% ABS   1.70% ABS   1.80% ABS   2.00% ABS   2.25% ABS
-----------------------------------------------------------------------------------------------------------

 WAL (YR)                 0.33         0.31       0.29         0.28       0.26         0.24       0.23
 MDUR (YR)                0.32         0.30       0.28         0.27       0.26         0.23       0.22
 FIRST PRIN PAY         06/15/06     06/15/06   06/15/06     06/15/06   06/15/06     06/15/06   06/15/06
 LAST PRIN PAY          12/15/06     12/15/06   12/15/06     11/15/06   11/15/06     11/15/06   10/15/06

CLASS A-2 TO MATURITY

FLAT
PRICE                   1.25% ABS   1.50% ABS   1.60% ABS   1.70% ABS    1.80% ABS  2.00% ABS   2.25% ABS
-----------------------------------------------------------------------------------------------------------

 WAL (YR)                 1.18         1.07       1.04         1.00        0.97        0.91       0.85
 MDUR (YR)                1.11         1.02       0.98         0.95        0.92        0.87       0.81
 FIRST PRIN PAY         12/15/06     12/15/06   12/15/06     11/15/06    11/15/06    11/15/06   10/15/06
 LAST PRIN PAY          03/15/08     01/15/08   12/15/07     12/15/07    11/15/07    10/15/07   09/15/07

CLASS A-3 TO MATURITY

FLAT
PRICE                   1.25% ABS   1.50% ABS   1.60% ABS   1.70% ABS   1.80% ABS   2.00% ABS   2.25% ABS
-----------------------------------------------------------------------------------------------------------

 WAL (YR)                 2.37         2.15       2.08         2.00       1.93         1.80       1.66
 MDUR (YR)                2.16         1.98       1.91         1.85       1.79         1.67       1.55
 FIRST PRIN PAY         03/15/08     01/15/08   12/15/07     12/15/07   11/15/07     10/15/07   09/15/07
 LAST PRIN PAY          04/15/09     01/15/09   12/15/08     11/15/08   10/15/08     08/15/08   06/15/08

CLASS A-4 TO OPTIONAL REDEMPTION

FLAT
PRICE                   1.25% ABS   1.50% ABS   1.60% ABS   1.70% ABS   1.80% ABS   2.00% ABS   2.25% ABS
-----------------------------------------------------------------------------------------------------------

 WAL (YR)                 3.81         3.49       3.36         3.23       3.10         2.88       2.64
 MDUR (YR)                3.35         3.10       2.99         2.88       2.78         2.60       2.40
 FIRST PRIN PAY         04/15/09     01/15/09   12/15/08     11/15/08   10/15/08     08/15/08   06/15/08
 LAST PRIN PAY          09/15/10     05/15/10   03/15/10     01/15/10   11/15/09     08/15/09   05/15/09

CLASS A-4 TO MATURITY

FLAT
PRICE                   1.25% ABS   1.50% ABS   1.60% ABS   1.70% ABS   1.80% ABS   2.00% ABS   2.25% ABS
-----------------------------------------------------------------------------------------------------------

 WAL (YR)                 3.97         3.64       3.50         3.37       3.23         2.99       2.72
 MDUR (YR)                3.47         3.21       3.10         2.99       2.88         2.69       2.46
 FIRST PRIN PAY         04/15/09     01/15/09   12/15/08     11/15/08   10/15/08     08/15/08   06/15/08
 LAST PRIN PAY          03/15/12     02/15/12   10/15/11     06/15/11   03/15/11     09/15/10   04/15/10

                                                                               3

                            $450,000,000(APPROXIMATE)

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2006-A
                  CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-4

                           LONG BEACH ACCEPTANCE CORP.
                              SPONSOR AND SERVICER

                     LONG BEACH ACCEPTANCE RECEIVABLES CORP.
                                    DEPOSITOR

                                   MAY 3, 2006

                      [RBS GREENWICH CAPITAL LOGO OMITTED]

                                   DISCLAIMER

Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Receivables
Corp. II, as co-registrants, have filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the co-registrants have filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the Issuing Entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 800-422-2006. The registration statement referred to above may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1348351/000114420406012923/
0001144204-06-012923-index.htm

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

                                                                               2

SUMMARY FREE WRITING PROSPECTUS                       DATE PREPARED: MAY 3, 2006

               Long Beach Acceptance Auto Receivables Trust 2006-A

                           $450,000,000 (APPROXIMATE)

                         $450,000,000 CLASS A NOTES (1)

--------------------------------------------------------------------------------
  (Note: This Free Writing Prospectus has been prepared to assist prospective investors in the Class A Notes only; references to the Certificates are provided solely for informational purposes.)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Class                                  Class A-1 Notes            Class A-2 Notes         Class A-3 Notes        Class A-4 Notes
-----------------------------------------------------------------------------------------------------------------------------------

Principal Amount(1)                       $81,675,000                $146,000,000            $90,000,000          $132,325,000
Class Percentage                             18.15%                     32.44%                 20.00%                29.41%
Initial Credit Support(2)          Policy issued by Financial      Policy issued by       Policy issued by      Policy issued by
                                Security Assurance Inc. ("FSA")           FSA                    FSA                  FSA
Expected Rating (Moody's/S&P)               P-1/A-1+                   Aaa/AAA                Aaa/AAA              Aaa/AAA
Coupon Rate                                   TBD                         TBD                    TBD                  TBD
Pool APR                                    11.8435%                   11.8435%               11.8435%              11.8435%
Originator/Servicer/Custodian      Long Beach Acceptance Corp.           LBAC                   LBAC                  LBAC
                                            ("LBAC")
Indenture Trustee/Back-up          Wells Fargo Bank, National         Wells Fargo            Wells Fargo          Wells Fargo
Servicer/Collateral Agent/Trust       Association ("Wells
Collateral Agent                            Fargo")
Owner Trustee                       Wilmington Trust Company          Wilmington             Wilmington            Wilmington
                                         ("Wilmington")
Pricing Prepayment Speed                    1.70 ABS                   1.70 ABS               1.70 ABS              1.70 ABS

Projected Weighted Average                 0.28 Years                 1.00 Years             2.00 Years            3.23 Years
Life to Call
Pricing Benchmark                        3 Month LIBOR                   EDSF                   Swaps                Swaps
Expected Closing Date                     May 16, 2006               May 16, 2006           May 16, 2006          May 16, 2006
Expected Settlement Date                  May 16, 2006               May 16, 2006           May 16, 2006          May 16, 2006
Payment Dates                           15th day of each           15th day of each        15th day of each     15th day of each
                                              month                      month                  month                month
Record Date                              Last day of the            Last day of the         Last day of the      Last day of the
                                         Accrual Period              Accrual Period         Accrual Period        Accrual Period
Interest Accrual & Delay Days            Actual/360 - - 0            30/360 - - 0            30/360 - - 0          30/360 - - 0
Final Scheduled Payment Date                May 2007                 November 2009           December 2010           May 2013
ERISA Eligible                                Yes                         Yes                     Yes                  Yes

1.   Subject to a variance of +/- 5%.

2.   The Class A Notes have the benefit of (a) an insurance policy (the
     "Policy") to be issued by FSA as the Note Insurer which will guarantee
     Scheduled Payments of the Class A Notes, (b) funds, if any, on deposit from time to time in the Spread Account, (c) funds, if any, on deposit from time to time in the Supplemental Enhancement Account and (d)
     Overcollateralization, if any. Payments to the Class A Noteholders on each
     Payment Date will be funded, first, from collections on the Receivables
     (including excess spread) plus amounts from any Mandatory Special
     Redemption, second, from withdrawals from the Spread Account, third, from withdrawals from the Supplemental Enhancement Account and fourth, from draws on the Policy. The Issuing Entity expects that the initial excess spread, equivalent to the weighted average APR on the Receivables less the sum of the Servicing Fee, the Indenture Trustee, the Custodian and the
     Back-up Servicer fees, the Insurer Premium payable to FSA, the interest due on the Class C Certificate and the interest due on the Notes will be approximately [ ]% per annum on the initial Cut-off Date. Excess spread over the life of the transaction is dependent upon the composition of the final pool, the actual prepayment, delinquency and default experience of the Receivables, changes in the Servicing Fee, as well as numerous other factors. As such, no assurance can be given as to such numbers' accuracy, continuance, or appropriateness or completeness in any particular context and as to whether such numbers and/or the assumptions upon which they are based reflect present market conditions or future market performance.

                                                                               3

THE ISSUING ENTITY:      Long Beach  Acceptance  Auto  Receivables  Trust 2006-A (the "Issuing
                         Entity") will be formed pursuant to a Trust Agreement between Long Beach
                         Acceptance Receivables Corp. (the "Depositor"), a wholly-owned subsidiary of Long Beach Acceptance Corp. ("LBAC"), and Wilmington Trust Company (the
                         "Owner Trustee").

PLEDGED PROPERTY:        The property pledged by the Issuing Entity to the Indenture Trustee for the
                         benefit of the Noteholders, the Note Insurer and the Class C
                         Certificateholder (the "Pledged Property") will include (i) a pool of retail installment sale contracts (the "Contracts") originated by LBAC (the
                         "Initial Receivables") secured by the new and used automobiles, vans, sport utility vehicles and light-duty trucks financed thereby (the "Financed
                         Vehicles") expected to total approximately $381,692,856 in principal amount
                         (the "Original Pool Balance") as of April 30, 2006 (the "Initial Cut-off
                         Date") and monies on deposit in a trust account (the "Pre-Funding Amount")
                         which will be applied to purchase additional retail installment contracts
                         (the "Subsequent Receivables") on one or more subsequent transfer dates during the Funding Periods (each, a "Subsequent Transfer Date") as of the related subsequent cut-off date (each a "Subsequent Cut-off Date"); (ii)
                         all monies received on or after the Initial Cut-off Date with respect to the Initial Receivables and on or after each applicable Subsequent Cut-off
                         Date with respect to Subsequent Receivables; (iii) the security interests in the Financed Vehicles; (iv) any proceeds of any physical damage insurance policies covering Financed Vehicles and any proceeds of any credit life or credit disability insurance policies relating to the
                         Receivables or the obligors; (v) any dealer recourse (exclusive of any dealer charge-back obligation); (vi) property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and shall have been repossessed by or on behalf of the Issuing Entity;
                         (vii) the legal files and receivable files related to the Receivables;
                         (viii) the rights of the Issuing Entity under the Purchase Agreement and any Subsequent Transfer Agreement; (ix) all Recoveries and Liquidation
                         Proceeds with respect to the Receivables; (x) refunds for the costs of extended service contracts and of certain unearned premiums with respect to
                         Financed Vehicles or Obligors; (xi) all other assets comprising the trust estate, including, but not limited to, all funds on deposit from time to time in all accounts established, maintained and held as part of the trust estate, including without limitation, amounts, if any, in the Supplemental
                         Enhancement Account (excluding re-investment earnings on amounts in the
                         Supplemental Enhancement Account); (xii) all amounts and property from time to time held in or credited to the Lock-Box Account (as described in the
                         Prospectus); and (xiii) all proceeds of the foregoing.

                         On or prior to May 31, 2006, a portion of the Subsequent Receivables having similar characteristics to the Initial Receivables will be added to the trust estate with an aggregate principal balance of approximately
                         $15,000,000. On or prior to July 16, 2006, the remaining Subsequent
                         Receivables having similar characteristics to the Initial Receivables will be added to the trust estate with an aggregate principal balance of approximately $53,307,144 (the first portion of the Subsequent Receivables, together with the remaining Subsequent Receivables, the "Subsequent
                         Receivables"). As a result of the foregoing, the statistical distribution of the characteristics of the Receivables may vary from the initial distribution of such characteristics as presented herein, although such variance is not expected to be material.

                                                                               4

THE NOTES:               The Issuing  Entity will issue four  classes of  Asset-Backed  Notes pursuant to an Indenture between the Issuing Entity and Wells Fargo, as
                         Indenture Trustee, designated Class A-1 (the "Class A-1 Notes"), in an aggregate original principal amount of approximately $81,675,000, Class A-2
                         (the "Class A-2 Notes"), in an aggregate original principal amount of approximately $146,000,000, Class A-3 (the "Class A-3 Notes"), in an
                         aggregate original principal amount of approximately $90,000,000 and Class
                         A-4 (the "Class A-4 Notes"), in an aggregate original principal amount of approximately $132,325,000. The Class A-1, Class A-2, Class A-3 and Class
                         A-4 Notes are collectively referred to herein as the "Class A Notes" or
                         "Notes", and will be issued in an aggregate original principal amount of approximately $450,000,000. The Notes will be secured by the Pledged
                         Property as and to the extent provided in the Indenture. The Issuing Entity will also issue a certificate (the "Class R Certificate") evidencing the right, subject to certain conditions described herein, to excess cash flow arising from the Receivables (as defined herein) and a certificate (the
                         "Class C Certificate") in an aggregate original principal balance equal to the original balance of the Supplemental Enhancement Account. The
                         Certificates and the Notes are referred to herein collectively as the
                         "Securities". Only the Class A Notes are being offered by the Prospectus.

                         The aggregate original principal amount of the Class A-1 Notes will equal approximately 18.15% (the "Class A-1 Percentage") of the sum of (a) the
                         Original Pool Balance and (b) the Pre-Funding Amount as of the Closing
                         Date. The aggregate original principal amount of the Class A-2 Notes will equal approximately 32.44% (the "Class A-2 Percentage") of the sum of (a)
                         the Original Pool Balance and (b) the Pre-Funding Amount as of the Closing
                         Date. The aggregate original principal amount of the Class A-3 Notes will equal approximately 20.00% (the "Class A-3 Percentage") of the sum of (a)
                         the Original Pool Balance and (b) the Pre-Funding Amount as of the Closing
                         Date. The aggregate original principal amount of the Class A-4 Notes will equal approximately 29.41% (the "Class A-4 Percentage") of the sum of (a)
                         the Original Pool Balance and (b) the Pre-Funding Amount as of the Closing
                         Date.

                         Class A Notes will be available in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

THE CERTIFICATES:        The  Issuing  Entity  will issue a Class C  Certificate,  which will receive interest as well as cashflow released from the Supplemental
                         Enhancement Account and the Spread Account, if any, in each case subordinate in right of payment to the Notes to the extent described in the
                         Sale and Servicing Agreement. The Class C Certificate will have an aggregate original principal balance of $15,750,000, equal to the original balance of the Supplemental Enhancement Account, and with respect to any
                         Payment Date will have a principal balance equal to the amount on deposit in the Supplemental Enhancement Account (as more fully described below) on the related Determination Date. The Class C Certificate is not being offered, and will initially be owned by Greenwich Capital Markets, Inc.
                         (the "Class C Certificateholder").

                         The Issuing Entity will also issue a Class R Certificate, which represents the equity ownership in the Issuing Entity and is subordinate in right of payment to the Notes and the Class C Certificate to the extent described in the Sale and Servicing Agreement. The Class R Certificate does not have a principal balance. The Class R Certificate is not being offered and will initially be held by the Depositor (the "Class R Certificateholder").

                                                                               5

PRE-FUNDING ACCOUNT:     A Pre-Funding Account will be created with an initial deposit of approximately $68,307,144 (the "Pre-Funding Amount"). The Pre-Funding
                         Account is designed solely to hold funds that will be used to purchase the
                         Subsequent Receivables from the Depositor during the Funding Periods.

                         The "Funding Periods" will be the periods from the Closing Date until the earliest to occur of (i) (a) the date on which the remaining Pre-Funding
                         Amount is less than $100,000, (b) the date on which an Event of Default (as described in the Prospectus) occurs or (c) the close of business on May 31,
                         2006, for $15,000,000 of the Pre-Funding Amount and the earliest to occur of (ii) (a) the date on which the remaining Pre-Funding Amount is less than
                         $100,000, (b) the date on which an Event of Default (as described in the
                         Prospectus) occurs or (c) the close of business on July 16, 2006, for the remaining amounts in the Pre-Funding Account.

                         The Class A Notes will be redeemed in part on the Payment Date immediately succeeding the date on which each Funding Period ends (each, a "Funding
                         Period Payment Date") in the event that any portion of the Pre-Funding
                         Amount (or with respect to the portion of the Pre-Funding Amount to be applied by May 31, 2006, any portion of the Pre-Funding Amount greater than
                         53,307,144) remains on deposit in the Pre-Funding Account after giving effect to the acquisition by the Depositor and sale to the Issuing Entity of all Subsequent Receivables, including any such acquisition and conveyance on the date on which such Pre-Funding Period ends (any such redemption, a "Mandatory Special Redemption").

LEAD UNDERWRITER:        Greenwich Capital Markets, Inc.

CO-UNDERWRITER:          Citigroup Global Markets Inc.

THE POLICY:              On the Closing Date, Financial Security Assurance Inc. (the "Note Insurer"
                         or "FSA") will issue a financial guaranty insurance policy (the "Policy")
                         to the Trust Collateral Agent for the benefit of the Class A Noteholders.
                         Pursuant to the Policy, the Note Insurer will unconditionally and irrevocably guarantee to the Class A Noteholders payment of the Scheduled
                         Payments (as defined below) on each Payment Date.

                         The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

                         "Scheduled Payments" means, with respect to each Payment Date, the payments to be made to the Class A Noteholders in an aggregate amount equal to (i)
                         the Class A Interest Payment Amount payable on such Payment Date, (ii) an amount necessary to remedy any undercollateralization of the Class A Notes and (iii) any unpaid interest and principal due on the Class A Notes on their respective Final Scheduled Payment Dates.

                         Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed with respect to any Class A Note by any governmental authority. The Policy is described in greater detail in the Prospectus.

                                                                               6

PAYMENTS TO              Payments of interest on the Notes, to the extent funds are available
NOTEHOLDERS:             therefore, will be made on the 15th day of each month (or, if the 15th day is not a Business Day, the next succeeding Business Day) (each, a "Payment
                         Date"), commencing June 15, 2006, in the following amounts: with respect to the Class A-1 Notes, interest accrued at the Class A-1 Note Rate based on actual number of days elapsed in the applicable accrual period on the Class
                         A-1 Note balance and with respect to the Class A-2, Class A-3 and Class A-4
                         Notes and the first Payment Date, 29 days of interest at Class A-2 Note
                         Rate, Class A-3 Note Rate or Class A-4 Note Rate, as applicable, and with respect to all other Payment Dates, 30 days of interest, in each case on the Class A-2 Note balance, Class A-3 Note balance or Class A-4 Note balance, as applicable, as of the close of business on the last day of the related Collection Period (collectively, the "Class A Interest Payment
                         Amount").

                         Payments of interest on a Class of Notes will be made on a pro rata basis to holders of record of such Class as of the last day of the related accrual period (each, a "Record Date"). The Record Date for the first
                         Payment Date will be the Closing Date. Accrued interest on the Class A-1
                         Notes will be calculated on an actual/360 basis and accrued interest on the
                         Class A-2, Class A-3 and Class A-4 Notes will be calculated on a 30/360 basis.

                         Payments of principal on or in respect of the Class A Notes, to the extent funds are available therefor, will be distributed on each Payment Date first to Class A-1 Noteholders until the outstanding principal amount of the Class A-1 Notes is zero, then to Class A-2 Noteholders until the outstanding principal amount of the Class A-2 Notes is zero, then to Class
                         A-3 Noteholders until the outstanding principal amount of the Class A-3
                         Notes is zero, and then to Class A-4 Noteholders until the outstanding principal amount of the Class A-4 Notes is zero, provided that on the Final
                         Scheduled Payment Date for any Class A Notes, the Noteholders of such class shall be entitled to receive the then outstanding principal amount of such
                         Class.

                                                                               7

PRIORITY OF              On each Payment Date, the Trust Collateral Agent shall, from the
PAYMENTS:                Available Funds, make the following Payments in the following order of priority:

                         (i)     first, to LBAC, the Monthly Dealer Participation Fee Payment Amount
                                 and all unpaid Monthly Dealer Participation Fee Payment Amounts from prior Collection Periods, second, to the Servicer, the
                                 Servicing Fee, the Supplemental Servicing Fee and all unpaid
                                 Servicing Fees and Supplemental Servicing Fees from prior
                                 Collection Periods and, to the extent the Available Funds are insufficient to cover such amounts then such deficiency may be paid to the Servicer from the Deficiency Claim Amount (as defined herein) with respect to such Payment Date, if any, to the extent received by the Trust Collateral Agent from the Collateral Agent;

                         (ii)    to the Indenture Trustee, the Back-Up Servicer and the Custodian,
                                 the Indenture Trustee Fee, the Back-up Servicer Fee and the
                                 Custodian Fee, respectively, and all unpaid Indenture Trustee Fees,
                                 Back-up Servicer Fees and Custodian Fees from prior Collection
                                 Periods and, to the extent the remaining Available Funds are insufficient to cover such amounts then such deficiency may be paid from the Deficiency Claim Amount with respect to such Payment Date, if any, in the following order of priority, first, from amounts on deposit in the Spread Account, to the extent received by the Trust
                                 Collateral Agent from the Collateral Agent, and second, from amounts on deposit in the Supplemental Enhancement Account, to the extent withdrawn by the Trust Collateral Agent and deposited into the Collection Account.

                         (iii)   to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3
                                 Noteholders and Class A-4 Noteholders, pro rata based on the note interest due on each class of Class A Notes, the sum of the Class A
                                 Interest Payment Amount and any Class A interest carryover shortfall and, to the extent the remaining Available Funds are insufficient to cover such amounts then such deficiency may be paid from the following sources in the following order of priority: (a)
                                 the remaining portion of the Deficiency Claim Amount with respect to such Payment Date, if any, in the following order of priority, first, from amounts on deposit in the Spread Account, to the extent received by the Trust Collateral Agent from the Collateral Agent, and second, from amounts on deposit in the Supplemental Enhancement
                                 Account, to the extent withdrawn by the Trust Collateral Agent and deposited into the Collection Account and (b) the Policy Claim
                                 Amount (as defined herein) with respect to such Payment Date;

                         (iv)    to the Class A Noteholders, the Principal Payment Amount for such
                                 Payment Date. To the extent that the remaining Available Funds are insufficient, the Class A Noteholders will receive such deficiency from the following sources in the following order of priority: (a)
                                 the remaining portion of the Deficiency Claim Amount with respect to such Payment Date, if any, in the following order of priority, first, from amounts on deposit in the Spread Account, to the extent received by the Trust Collateral Agent from the Collateral Agent, and second, from amounts on deposit in the Supplemental Enhancement
                                 Account, to the extent withdrawn by the Trust Collateral Agent and deposited into the Collection Account, and (b) the Policy Claim
                                 Amount with respect to such Payment Date, such principal being applied first, to reduce the outstanding principal amount of the
                                 Class A-1 Notes to zero, second, to reduce the outstanding principal amount of the Class A-2 Notes to zero, third, to reduce the outstanding principal amount of the Class A-3 Notes to zero, and fourth, to reduce the outstanding principal amount of the Class
                                 A-4 Notes to zero;

                                                                               8

                         (v)     to the Note Insurer, an amount equal to the Reimbursement
                                 Obligations (as defined herein), other than the Insurer Premium;
                                 and to the extent that the remaining Available Funds are
                                 insufficient to cover such amounts, then such deficiency may be paid from the Deficiency Claim Amount in the following order of priority, first, from amounts on deposit in the Spread Account, to the extent received by the Trust Collateral Agent from the
                                 Collateral Agent, and second, from amounts on deposit in the
                                 Supplemental Enhancement Account, to the extent withdrawn by the
                                 Trust Collateral Agent and deposited into the Collection Account;

                         (vi)    to the Note Insurer, an amount equal to the Insurer Premium along with any unpaid Insurer Premiums; and to the extent that the remaining Available Funds are insufficient to cover such amounts, then such deficiency may be paid from the Deficiency Claim Amount in the following order of priority, first, from amounts on deposit in the Spread Account, to the extent received by the Trust
                                 Collateral Agent from the Collateral Agent, and second, from amounts on deposit in the Supplemental Enhancement Account, to the extent withdrawn by the Trust Collateral Agent and deposited into the Collection Account;

                         (vii)   to the Class C Certificateholder, the Class C Interest Payment
                                 Amount plus investment earnings on amounts on deposit in the
                                 Supplemental Enhancement Account;

                         (viii)  to the Collateral Agent, for deposit to the Supplemental
                                 Enhancement Account, reimbursement for any previous unreimbursed withdrawals from such account (other than amounts withdrawn and distributed to the Class C Certificateholder on current or prior
                                 Payment Dates as investment earnings on amounts on deposit in the
                                 Supplemental Account pursuant to clause (vii) above and
                                 Supplemental Enhancement Account Release Amounts distributed to the
                                 Class C Certificateholder pursuant to clause (xiii) below on prior
                                 Payment Dates);

                         (ix)    first, to the Trust Collateral Agent, Indenture Trustee, Back-up
                                 Servicer and Custodian, all reasonable out-of pocket expenses incurred by the Trust Collateral Agent, Indenture Trustee, Back-up
                                 Servicer and Custodian (such amount generally not to exceed, in the aggregate, $50,000 per annum) and second, to the Back-up Servicer, system conversion expenses, if any, not to exceed $100,000;

                         (x)     to the Collateral Agent, for deposit to the Spread Account, all remaining Available Funds;

                         (xi)    to the Class A Noteholders, in reduction of the outstanding principal amount thereof, all releases from the Spread Account until the Overcollateralization Amount is equal to the Required
                                 Overcollateralization Target, such amount being applied first, to reduce the outstanding principal amount of the Class A-1 Notes to zero, second, to reduce the outstanding principal amount of the
                                 Class A-2 Notes to zero, third to reduce the outstanding principal amount of the Class A-3 Notes to zero, and fourth, to reduce the outstanding principal amount of the Class A-4 Notes to zero;

                         (xii)   to the Class C Certificateholder from releases from the Spread
                                 Account, to pay any Class C Interest Carryover Shortfall and any
                                 Class C Supplemental Interest Payment Amount;

                         (xiii)  to the Class C Certificateholder, from the Supplemental Enhancement
                                 Account Release Amount until the principal balance of the Class C
                                 Certificates is equal to zero and (without duplication) any Class C
                                 Principal Deficiency Amount has been paid; and

                         (xiv)   first to the Class C Certificateholder, from any remaining amounts released from the Spread Account, any amounts due and unpaid on the
                                 Class C Certificate and second to the Class R Certificateholder, after the distributions in clauses (i) through (xiii) have been made all monies released from the Spread Account.

                                                                               9

SPREAD ACCOUNT:          As part of the consideration for the issuance of the Policy, a cash collateral account (the "Spread Account") will be established with the
                         Collateral Agent for the benefit of the Note Insurer and the Trust
                         Collateral Agent on behalf of the Class A Noteholders.

                         Amounts on deposit in the Spread Account will be distributed to Class A
                         Noteholders, released to the Class C Certificateholder, and thereafter released to the Class R Certificateholder as set forth in the Spread
                         Account Agreement. However, the Spread Account Requisite Amount or the
                         existence of the Spread Account or any other term or provision of the
                         Spread Account Agreement may be amended, modified or terminated by the Note
                         Insurer with the consent of the Depositor and the Collateral Agent, but without the consent of the Indenture Trustee or the Noteholders.
                         Accordingly, Class A Noteholders should not rely on amounts in the Spread
                         Account as a source of funds for payments on the Class A Notes.

                         "Spread Account Requisite Amount" means, initially, the cash deposit, with which the Issuing Entity will fund the Spread Account equal to 1.25% of the
                         Original Pool Balance. The Issuing Entity will fund the Spread Account with additional cash deposits equal to 1.25% of the aggregate balance of the
                         Subsequent Receivables. The Spread Account Requisite Amount may be
                         increased during the occurrence of a Trigger Event, as described herein.

SUPPLEMENTAL
ENHANCEMENT ACCOUNT:     A cash collateral account (the "Supplemental Enhancement Account") will be established with the Trust Collateral Agent for the benefit of the Class A
                         Noteholders and, on a fully subordinated basis, the Class C
                         Certificateholder. On the Closing Date the Issuing Entity expects to cause the Supplemental Enhancement Account to be fully funded in an amount equal to the Supplemental Enhancement Account Required Balance.

                         Amounts on deposit in the Supplemental Enhancement Account will be distributed to Class A Noteholders or released to the Class C
                         Certificateholder to the extent described in the Prospectus. Upon written direction from the Class C Certificateholder, the Trust Collateral Agent
                         may use funds in the Supplemental Enhancement Account to pay the Insurer
                         Premium.

                         "Supplemental Enhancement Account Required Balance" means, with respect to any Payment Date, the amount required to be on deposit in the Supplemental
                         Enhancement Account on the related Determination Date, which shall initially equal 3.50% of the sum of the Original Pool Balance and the
                         Pre-Funding Amount, and thereafter equal to that amount less any
                         Supplemental Enhancement Account Release Amount paid to the Class C
                         Certificateholders.

                         "Supplemental Enhancement Account Release Amount" means, with respect to any Payment Date, the amount to be released from the Supplemental
                         Enhancement Account on such Payment Date equal to the excess of the Total
                         Enhancement Amount over the Required Total Enhancement Amount after application of clauses (i) through (xii) under "Priority of Payments"
                         above.

OVERCOLLATERALIZATION
AMOUNT:                  The "Overcollateralization Amount" is equal to the excess of (x) the sum of (a) the aggregate principal balance of the Receivables and (b) any amounts in the Prefunding Account, over (y) the aggregate principal amount of the Notes. On the Closing Date, the Overcollateralization Amount will be zero. To the extent the Overcollateralization Amount is below the Required
                         Overcollateralization Target, any release from the Spread Account will be paid to the Class A Noteholders in the order of priority described above under "Priority of Payments" to accelerate principal payments thereon in order to build the Overcollateralization Amount until the Required
                         Overcollateralization Target is reached.

                                                                              10

REQUIRED
OVERCOLLATERALIZATION
TARGET:                  The "Required Overcollateralization Target" is equal to the Required
                         Total Enhancement Amount minus the amount on deposit in the Spread Account.

                         The "Required Total Enhancement Amount," with respect to any Payment Date, shall be equal to the greater of (i) 9.00% of the sum of the Pool Balance and any remaining balance in the Pre-Funding Account on the related
                         Determination Date and (ii) 2.25% of the sum of the Original Pool Balance
                         and the Pre-Funding Amount. The Required Total Enhancement Amount may be
                         amended, modified or terminated by the Note Insurer with the consent of the
                         Depositor and the Collateral Agent, but without the consent of the
                         Indenture Trustee or the Noteholders.

TAX STATUS OF THE
TRUST:                   In the opinion of Dewey Ballantine LLP, the Class A Notes will be characterized as indebtedness, and the Issuing Entity will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

ERISA ELIGIBILITY:       Subject to the conditions described in the Prospectus, the Class A Notes are expected to be eligible for purchase by employee benefit plans or other plans subject to the Employee Retirement Income Security Act of 1974, as
                         amended, and to Section 4975 of the Internal Revenue Code of 1986, as
                         amended. See "ERISA Considerations" in the Prospectus.

OPTIONAL REDEMPTION:     The Class R Certificateholder  may at its option redeem the Class A Notes and the Class C Certificate on any Payment Date on or after which the aggregate principal balance of the Receivables is equal to 10% or less of the sum of (a) the Original Pool Balance and (b) the Pre-Funding Amount as
                         of the Closing Date, at a redemption price equal to the aggregate of then outstanding principal amount of the Class A Notes and the Class C
                         Certificate (including the Class C Principal Deficiency Amount) plus all accrued and unpaid interest thereon as of such Payment Date, respectively;
                         provided that the Class R Certificateholder's right to exercise such option will be subject to the prior approval of the Note Insurer, but only if, after giving effect thereto, a claim on the Policy would occur or any amount owing to the Note Insurer or the holders of the Class A Notes would remain unpaid as of such Payment Date.

THE SPONSOR/SERVICER/
CUSTODIAN:               Long Beach Acceptance Corp. ("LBAC").

THE SELLERS:             Long Beach Acceptance Corp. ("LBAC") and Long Beach Acceptance Receivables
                         Corp. Warehouse I ("LBARC WI").

                                                                              11

GLOSSARY OF TERMS:       "Available  Funds" for a Payment Date will be the sum of the following amounts (without duplication) with respect to the related Collection
                         Period: (i) all collections on Receivables (including amounts received in connection with extensions, rebates or adjustments on Receivables granted by the Servicer in accordance with the Sale and Servicing Agreement); (ii)
                         all proceeds received during such Collection Period with respect to
                         Receivables that became Liquidated Receivables during such Collection
                         Period in accordance with the Servicer's customary servicing procedures, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the
                         Obligor on such Liquidated Receivable ("Liquidation Proceeds"); (iii)
                         proceeds from Recoveries with respect to Liquidated Receivables; (iv) the
                         Purchase Amount of each Receivable that was repurchased by the Sponsor or purchased by the Servicer as of the last day of such Collection Period; (v)
                         any earnings on investments of funds in the Collection Account (excluding re-investment earnings on amounts in the Supplemental Enhancement Account)
                         and (vi) any amounts distributable with respect to a Mandatory Special
                         Redemption.

                         "Class C Certificate Balance" means, as of any Payment Date, the balance in the Supplemental Enhancement Account.

                         "Class C Certificate Rate" means, 5.00% per annum.

                         "Class C Supplemental Interest Rate" means, as of any Determination Date on which a Trigger Event is in effect, or on which an Insurance Agreement
                         Event of Default has occurred, the Class C Certificate Rate, plus 1.25% per annum.

                         "Class C Interest Payment Amount" means, for any Payment Date, an amount equal to the product of (x) 1/12, (y) the Class C Certificate Rate and (z)
                         the Class C Certificate Balance as of such Payment Date (without giving effect to any payments to be made on such Payment Date). In addition, the
                         Class C Certificateholder will be entitled to receive the earnings on investments of funds in the Supplemental Enhancement Account.

                         "Class C Interest Carryover Shortfall" means, for any Payment Date, the sum of (i) the excess of the Class C Interest Payment Amount, and if applicable, the Class C Supplemental Interest Payment Amount for such
                         Payment Date over the amount of interest actually paid to the holders of the Class C Certificates on such current Payment Date; (ii) (without duplication) any outstanding Class C Interest Carryover Shortfall from the preceding Payment Date; and (iii) thirty (30) days of interest on such outstanding Class C Interest Carryover Shortfall with respect to each such
                         Payment Date or any prior Payment Date (calculated on a 30/360 basis), to the extent permitted by applicable law, at the Class C Certificate Rate or if applicable, the Class C Supplemental Interest Rate for the related
                         Accrual Period.

                         "Class C Principal Deficiency Amount" means, for any Payment Date, the
                         Initial Class C Certificate Balance, less the sum of (i) the cumulative amount of the Supplemental Enhancement Account Release Amounts distributed pursuant to clause (xiii) under "Priority of Payments" above on prior
                         Payment Dates, and (ii) the Class C Certificate Balance for such Payment
                         Date (after giving effect to amounts deposited into the Supplemental
                         Enhancement Account pursuant to clause (viii) and before giving effect to the payments pursuant to clause (xiii) under "Priority of Payments" above).

                         "Class C Supplemental Interest Payment Amount" means, for any Payment Date,
                         (a) if no Trigger Event is in effect or Insurance Agreement Event of
                         Default has occurred, the product of (x) the Class C Certificate Rate and
                         (y) the Class C Principal Deficiency Amount; or (b) if a Trigger Event is
                         in effect, or an Insurance Agreement Event of Default has occurred, the sum of (x) the product of 9.00%, per annum, and the Class C Principal
                         Deficiency Amount, and (y) the product of 3.00%, per annum, and the Class C
                         Principal Balance.

                         "Closing Date" means May 16, 2006.

                                                                              12

                         "Deficiency Claim Amount" means, with respect to any Determination Date, the amount, if any, by which the amount of the Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Determination Date pursuant to clauses (i) through (vi) under
                         "Priority of Payments" above. The Deficiency Claim Amount will be drawn first from the Spread Account and second from the Supplemental Enhancement
                         Account, in each case to the extent available, to make payments pursuant to clauses (i) through (vi) under "Priority of Payments" above (provided that, the Supplemental Enhancement Account may only be used to pay clause (vi)
                         under "Priority of Payments" above if the Class C Certificateholder provides written direction to the Indenture Trustee to pay such amount prior to the related Payment Date). Any Deficiency Claim Amount will not include principal payments with respect to any Payment Date (other than the
                         Final Scheduled Payment Date for any Class of Notes) unless the
                         Overcollateralization Amount for such payment date is equal to zero.

                         "Determination Date" with respect to any Payment Date, will be the fourth
                         Business Day preceding such Payment Date.

                         "Events of Default" under the indenture will consist of:

                             1)    a default in the payment of any interest on any Note when due which default continues for five days;

                             2)    a default in the payment of the Principal Payment Amount on the related final scheduled payment date of any class of Class A
                                   Notes;

                             3)    so long as a default by the Note Insurer under the Policy has occurred and is continuing, a default in the observance or performance of any other covenant or agreement of the Issuing
                                   Entity made in the indenture which default continues for a period of 30 days after written notice to the Issuing Entity;

                             4)    so long as a default by the Note Insurer under the Policy has occurred and is continuing, specified events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity;
                                   and

                             5)    so long as a default by the Note Insurer under the Policy has not occurred and is not continuing, an Insurance Agreement Indenture
                                   Cross Default has occurred and is continuing under the insurance agreement pursuant to which the Policy was issued; and the insurer has delivered to the Issuing Entity, the Indenture
                                   Trustee and the Rating Agencies a written notice that an
                                   Insurance Agreement Indenture Cross Default constitutes an event of default under the indenture and that notice has not been rescinded.

                         "Initial Cut-off Date" means April 30, 2006.

                                                                              13

                         "Insurance Agreement Indenture Cross Defaults" will consist of:

                             1)    a demand for payment under the Policy;

                             2)    events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, LBAC or the Depositor;

                             3)    on any Payment Date, after taking into account the application of the sum of Available Funds for the related collection period plus the amounts available in the Spread Account and the amounts available in the Supplemental Enhancement Account for such
                                   Payment Date, any amount listed in clauses (i) through (vii)
                                   under the "Priority of Payments" above has not been paid in full within 30 days of the Payment Date or 10 days after the Issuing
                                   Entity and LBAC have received written notice from the Note
                                   Insurer, whichever occurs first;

                             4)    the Issuing Entity becoming taxable as an association (or
                                   publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

                             5)    the notes not being treated as debt for federal or state income tax purposes and such characterization has a material adverse effect on the trust estate, the Noteholders or the Note Insurer;
                                   and

                             6)    any failure by the Issuing Entity to observe or perform in any material respect any other covenants or agreements in the
                                   indenture (other than a default in the payment of the interest or principal on any note when due), or any representation or
                                   warranty of the Issuing Entity made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the Issuing
                                   Entity and the indenture trustee by the Note Insurer.

                         "Insurer Premium" means 0.175% of the Class A Note Balance.

                         "Liquidated Receivable" means any Receivable with respect to which any of the following shall have occurred (without duplication): (i) the Receivable has been liquidated by the Servicer through the sale of the related
                         Financed Vehicle, (ii) the related Obligor has failed to pay at least 95%
                         of a scheduled payment by its due date and such failure continues for 60 days (calculated based on a 360-day year consisting of twelve 30-day months) after the first day on which the Servicer may legally sell or otherwise dispose of the related Financed Vehicle following its repossession, (iii) the related Obligor fails to pay at least 95% of a scheduled payment by its due date and such failure continues for 150 or more consecutive days (calculated based on a 360-day year consisting of twelve 30-day months) as of the end of a Collection Period or (iv) proceeds have been received which, in the Servicer's good faith judgment, constitute the final amounts recoverable in respect of such Receivable.

                         "Payahead Amount" means, with respect to Receivables that are actuarial receivables or Rule of 78 receivables, payments remitted by the related obligor prior to the related Cut-off Date in excess of the aggregate of scheduled receivables payments, Servicer expenses and late fees, if any, retained by the Servicer in accordance with its payment application procedures.

                         "Policy Claim Amount" means, with respect to any Payment Date,

                                   (1)   the Scheduled Payments, for such Payment Date minus

                                   (2)   any reduction in the amounts described in clause (1) above on such Payment Date after giving effect to the application of
                                   Available Funds and all funds drawn in respect of the Deficiency
                                   Claim Amount.

                         "Pool Balance" as of the close of business on the last day of a Collection
                         Period means the aggregate principal balance of the Receivables as of such date (excluding Liquidated Receivables and Receivables purchased by LBAC or the Servicer pursuant to the Sale and Servicing Agreement).

                                                                              14

                         "Principal Payment Amount" means, (i) for any Payment Date other than the
                         Final Scheduled Payment Date for any class of the Class A Notes, the amount, if any, by which the outstanding principal amount of the Class A
                         Notes exceeds the sum of (a) the aggregate outstanding principal balance of the Receivables as of the end of the related Collection Period and (b) any amounts remaining in the Pre-Funding Account; and (ii) with respect to the
                         Final Scheduled Payment Date for any class of the Class A Notes, an amount equal to the greater of (a) the amount calculated in clause (i) above and
                         (b) the then outstanding principal amount of the respective class of Notes.

                         "Purchase Agreement" means the Purchase Agreement dated as of May 1, 2006, among the Depositor, LBAC and LBARC WI, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, relating to the purchase of the Receivables by the Depositor from
                         LBAC and LBARC WI.

                         "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable (after giving effect to the application of any Liquidation Proceeds and Recoveries collected in respect of such
                         Receivable on or prior to the last day of such Collection Period) under the terms thereof including accrued and unpaid interest thereon to the end of the month of purchase. The Purchase Amount relating to any Receivable that became a Liquidated Receivable during any Collection Period preceding the month of purchase shall be treated as Recoveries in respect of such
                         Receivable.

                         "Reimbursement Obligations" means, with respect to each Payment Date, any amounts due to the Note Insurer under the terms of the Sale and Servicing
                         Agreement or the Insurance Agreement and with respect to which the Note
                         Insurer has not been previously paid.

                         "Recoveries" means, with respect to each Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the
                         Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amount required by law to be remitted to the Obligor.

                         "Servicing Fee" means, with respect to each Payment Date, an amount equal to the product of (i) one-twelfth, (ii) the Pool Balance as of the second preceding Collection Period and (iii) 1.75%. There are additional fees due to the Custodian, Back-up Servicer and Owner Trustee, in aggregate equal to the product of (i) one-twelfth, (ii) the Pool Balance as of the second preceding Collection Period and (iii) 0.043%.

                         "Supplemental Servicing Fee" means, all administrative fees, expenses and charges paid by or on behalf of obligors, including, without limitation , prepayment fees and liquidation fees collected on the contracts during the preceding calendar month (but excluding any fees or expenses related to extensions, rebates or adjustments).

                                                                              15

"Trigger Event" shall be in effect when any of the thresholds in the below charts are exceeded:

1)    If a Trigger Event below has occurred and is continuing, the Required
      Total Enhancement Amount will be 14.00%.

       --------------------------------------------------------------------
                      Cumulative gross     Cumulative net    Delinquency
          Period       default trigger      loss trigger     rate trigger
       --------------------------------------------------------------------
            3               1.57%              0.79%            4.25%
            6               3.13%              1.57%            4.25%
            9               3.73%              1.96%            4.25%
            12              5.88%              3.13%            4.25%
            15              6.77%              3.56%            5.25%
            18              8.56%              4.28%            5.25%
            21              8.98%              4.66%            5.25%
            24              9.40%              5.17%            5.25%
            27             10.00%              5.50%            6.25%
            30             10.91%              6.00%            6.25%
            33             11.52%              6.34%            6.25%
            36             12.12%              6.67%            6.25%
            39             12.43%              6.83%            6.25%
            42             12.72%              7.00%            6.25%
            45             12.72%              7.00%            6.25%
            48             12.72%              7.00%            6.25%
            51             12.72%              7.00%            6.25%
            54             12.72%              7.00%            6.25%
            57             12.72%              7.00%            6.25%
            60             12.72%              7.00%            6.25%
       --------------------------------------------------------------------

                                                                              16

2)    If a Trigger Event below has occurred and is continuing, the Spread
      Account Requisite Amount will be unlimited.

       --------------------------------------------------------------------
                      Cumulative gross     Cumulative net    Delinquency
          Period      default trigger       loss trigger     rate trigger
       --------------------------------------------------------------------
             3             1.85%               1.02%            6.25%
             6             3.39%               1.87%            6.25%
             9             4.31%               2.37%            6.25%
            12             6.15%               3.39%            6.25%
            15             7.00%               3.85%            7.25%
            18             8.39%               4.61%            7.25%
            21             9.80%               5.39%            7.25%
            24             10.63%              5.85%            7.25%
            27             11.48%              6.31%            8.25%
            30             12.30%              6.76%            8.25%
            33             13.15%              7.24%            8.25%
            36             13.71%              7.54%            8.25%
            39             13.98%              7.69%            8.25%
            42             14.54%              8.00%            8.25%
            45             14.54%              8.00%            8.25%
            48             14.54%              8.00%            8.25%
            51             14.54%              8.00%            8.25%
            54             14.54%              8.00%            8.25%
            57             14.54%              8.00%            8.25%
            60             14.54%              8.00%            8.25%
       --------------------------------------------------------------------

All or any of the thresholds specified in items (1) and (2) may be amended, waived, reduced, increased or terminated by the Note Insurer and the Depositor without the consent of the Indenture Trustee or Class A Noteholders so long as a default by the Note Insurer shall not have occurred and be continuing.

"Total Enhancement Amount" means, on any Payment Date, the aggregate, in any combination, of the following:

      (i)   the amount on deposit in the Spread Account;

      (ii)  amounts on deposit in the Supplemental Enhancement Account exclusive of investment earnings; and

      (iii) the Overcollateralization Amount.

                                                                              17

                                       LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2006-A

                                            INITIAL RECEIVABLES AS OF THE CUT-OFF DATE

TOTAL CURRENT BALANCE:                           $381,692,856.42
TOTAL AMOUNT FINANCED:                           $406,322,606.17

NUMBER OF TOTAL PORTFOLIO LOANS:                          19,606

                                                                                     MINIMUM                      MAXIMUM
AVERAGE CURRENT BALANCE:                              $19,468.17                    $1,503.88                   $70,828.23
AVERAGE AMOUNT FINANCED:                              $20,724.40                    $2,921.25                   $73,694.80

WEIGHTED AVERAGE APR RATE:                               11.8435%                      4.9000%                     23.9500%
WEIGHTED AVERAGE ADJUSTED APR RATE:                      11.8435%                      4.9000%                     23.9500%

WEIGHTED AVERAGE FICO SCORE:                                 640                          395                          882

WEIGHTED AVERAGE ORIGINAL LOAN TERM:                          69 months                    18 months                    78 months
WEIGHTED AVERAGE REMAINING TERM:                              65 months                     3 months                    77 months
WEIGHTED AVERAGE LOAN AGE:                                     3 months                     0 months                    59 months

TOP DEALER STATE CONCENTRATIONS ($):       41.78% California, 13.02% Florida, 11.49% Arizona
TOP BORROWER STATE CONCENTRATIONS ($):     41.75% California, 13.00% Florida, 11.51% Arizona
NEW-USED BREAKDOWN ($):                    60.21% Used, 39.79% New
TOP MANUFACTURER CONCENTRATIONS ($):       19.38% Chevrolet, 16.82% Ford, 10.62% Dodge

CONTRACT DATE:                                                                   May 17, 2001                Apr. 27, 2006
MATURITY DATE:                                                                  Jul. 19, 2006                Sep. 19, 2012

                                                                              18

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
LOAN TYPE:                            AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

 Precomputed                                       251       $3,015,330.56               0.79%
 Simple Interest                                19,355      378,677,525.86               99.21
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
LOAN CLASS:                           AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

 Premium                                         2,864      $53,265,481.92              13.96%
 Elite                                           3,998       79,705,900.17               20.88
 Superior                                        3,950       79,469,709.69               20.82
 Preferred                                       4,151       83,128,790.40               21.78
 Classic                                         3,804       72,985,673.68               19.12
 Standard                                          477        7,472,457.06                1.96
 Limited Credit                                    362        5,664,843.50                1.48
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
NEW/USED:                             AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

 New                                             6,529     $151,876,105.17              39.79%
 Used                                           13,077      229,816,751.25               60.21
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
CONTRACT DATE:                        AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

 01/01/01 - 12/31/01                             1,232       $6,880,006.89               1.80%
 01/01/02 - 12/31/02                               322        2,023,232.80                0.53
 01/01/04 - 12/31/04                                 6          112,451.74                0.03
 01/01/05 - 09/30/05                                16          355,676.99                0.09
 10/01/05 - 10/31/05                               290        5,873,523.45                1.54
 11/01/05 - 11/30/05                             2,369       48,733,142.20               12.77
 12/01/05 - 12/31/05                             2,661       54,998,107.29               14.41
 01/01/06 - 01/31/06                             3,055       63,302,769.83               16.58
 02/01/06 - 02/28/06                             2,961       61,616,265.52               16.14
 03/01/06 - 03/31/06                             4,070       84,456,825.23               22.13
 04/01/06 - 04/30/06                             2,624       53,340,854.48               13.97
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                              19

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
CURRENT BALANCE ($):                  AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

    1,504  -    2,500                              233         $500,129.02               0.13%
    2,501  -    5,000                              618        2,260,219.92                0.59
    5,001  -    7,500                              807        5,089,626.81                1.33
    7,501  -    10,000                           1,120        9,831,782.39                2.58
   10,001  -    12,500                           1,437       16,299,891.33                4.27
   12,501  -    15,000                           1,760       24,250,559.52                6.35
   15,001  -    17,500                           2,108       34,306,298.88                8.99
   17,501  -    20,000                           2,389       44,773,161.48               11.73
   20,001  -    22,500                           2,275       48,285,046.66               12.65
   22,501  -    25,000                           2,014       47,734,309.15               12.51
   25,001  -    27,500                           1,586       41,545,235.82               10.88
   27,501  -    30,000                           1,182       33,881,561.59                8.88
   30,001  -    35,000                           1,338       43,050,422.80               11.28
   Greater than 35,000                             739       29,884,611.05                7.83
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
APR RATE (%):                         AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

  4.900 - 5.000                                      2          $58,051.15               0.02%
  5.001 - 6.000                                    228        4,362,154.27                1.14
  6.001 - 7.000                                    924       18,799,667.36                4.93
  7.001 - 8.000                                  1,313       27,294,295.39                7.15
  8.001 - 9.000                                  1,738       36,476,346.41                9.56
  9.001 - 10.000                                 2,134       45,062,897.04               11.81
 10.001 - 11.000                                 1,881       39,201,379.87               10.27
 11.001 - 12.000                                 1,923       40,544,029.80               10.62
 12.001 - 13.000                                 2,199       44,849,893.83               11.75
 13.001 - 14.000                                 1,947       39,457,591.01               10.34
 14.001 - 15.000                                 1,731       32,575,856.24                8.53
 15.001 - 16.000                                 1,287       22,239,487.19                5.83
 16.001 - 17.000                                   928       14,407,541.20                3.77
 17.001 - 18.000                                   673        8,900,733.64                2.33
 18.001 - 19.000                                   335        3,932,720.39                1.03
 19.001 - 20.000                                   194        2,120,123.25                0.56
 20.001 - 21.000                                   158        1,347,225.65                0.35
 21.001 - 22.000                                     9           54,776.27                0.01
 22.001 - 23.000                                     1            4,725.76                0.00
 23.001 - 23.950                                     1            3,360.70                0.00
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                              20

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
ADJUSTED APR RATE (%):                AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

  4.900 - 5.000                                      2          $58,051.15               0.02%
  5.001 - 6.000                                    228        4,362,154.27                1.14
  6.001 - 7.000                                    924       18,799,667.36                4.93
  7.001 - 8.000                                  1,313       27,294,295.39                7.15
  8.001 - 9.000                                  1,738       36,476,346.41                9.56
  9.001 - 10.000                                 2,134       45,062,897.04               11.81
 10.001 - 11.000                                 1,881       39,201,379.87               10.27
 11.001 - 12.000                                 1,923       40,544,029.80               10.62
 12.001 - 13.000                                 2,199       44,849,893.83               11.75
 13.001 - 14.000                                 1,947       39,457,591.01               10.34
 14.001 - 15.000                                 1,731       32,575,856.24                8.53
 15.001 - 16.000                                 1,287       22,239,487.19                5.83
 16.001 - 17.000                                   928       14,407,541.20                3.77
 17.001 - 18.000                                   673        8,900,733.64                2.33
 18.001 - 19.000                                   335        3,932,720.39                1.03
 19.001 - 20.000                                   194        2,120,123.25                0.56
 20.001 - 21.000                                   158        1,347,225.65                0.35
 21.001 - 22.000                                     9           54,776.27                0.01
 22.001 - 23.000                                     1            4,725.76                0.00
 23.001 - 23.950                                     1            3,360.70                0.00
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
REMAINING TERM (MONTHS):              AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

   3 - 6                                           247         $643,947.30               0.17%
   7 - 12                                          573        2,175,995.25                0.57
  13 - 18                                          264        1,832,038.87                0.48
  19 - 24                                          504        4,349,896.47                1.14
  25 - 30                                           39          374,390.30                0.10
  31 - 36                                          341        3,046,127.01                0.80
  37 - 42                                           69          692,682.16                0.18
  43 - 48                                          691        7,626,820.31                2.00
  49 - 54                                          173        2,352,654.17                0.62
  55 - 60                                        3,854       62,429,057.68               16.36
  61 - 66                                        1,116       20,371,019.54                5.34
  67 - 72                                       11,725      275,528,715.06               72.19
  73 - 77                                           10          269,512.30                0.07
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                              21

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
LOAN AGE (MONTHS):                    AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

 0                                               3,978      $81,922,238.02              21.46%
 1                                               3,722       76,777,724.88               20.12
 2                                               3,233       67,875,713.02               17.78
 3                                               2,694       55,569,089.75               14.56
 4 to 6                                          4,406       90,270,839.21               23.65
 7 and greater                                   1,573        9,277,251.54                2.43
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
DEALER STATE:                           MORTGAGE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

 California                                      8,011     $159,472,169.93              41.78%
 Florida                                         2,472       49,708,979.59               13.02
 Arizona                                         2,203       43,854,512.56               11.49
 Nevada                                          1,176       24,208,817.22                6.34
 Texas                                           1,017       19,901,199.50                5.21
 Georgia                                           794       16,657,115.24                4.36
 North Carolina                                    596       11,774,909.84                3.08
 Colorado                                          618       10,791,990.35                2.83
 South Carolina                                    366        7,019,873.33                1.84
 Washington                                        304        5,589,053.88                1.46
 Missouri                                          277        5,248,682.01                1.38
 Maryland                                          227        4,312,798.46                1.13
 New Jersey                                        276        4,055,187.66                1.06
 All Others (20)                                 1,269       19,097,566.85                5.00
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                              22

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
COLLATERAL YEAR:                      AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

 1992                                                1           $5,187.36               0.00%
 1994                                                6           38,822.86                0.01
 1995                                               26          116,380.94                0.03
 1996                                               66          264,617.30                0.07
 1997                                              177          891,866.09                0.23
 1998                                              471        2,764,236.82                0.72
 1999                                              596        4,739,938.11                1.24
 2000                                              752        8,066,874.07                2.11
 2001                                            1,282       16,617,044.89                4.35
 2002                                            1,898       31,437,012.04                8.24
 2003                                            2,421       47,501,868.17               12.45
 2004                                            2,240       46,033,818.99               12.06
 2005                                            3,904       83,684,669.85               21.92
 2006                                            5,609      135,447,501.06               35.49
 2007                                              157        4,083,017.87                1.07
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                              23

                                                                                % OF AGGREGATE
                                                         PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                             NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
MANUFACTURER:                         AUTOMOBILE LOANS     THE CUTOFF DATE     THE CUTOFF DATE
-----------------------------------------------------------------------------------------------

 Acura                                              88       $1,642,063.56               0.43%
 Am General                                         57        1,987,469.36                0.52
 Audi                                               43          863,301.15                0.23
 Bmw                                               139        3,296,272.39                0.86
 Buick                                             128        2,175,187.61                0.57
 Cadillac                                          187        4,530,425.06                1.19
 Chevrolet                                       3,570       73,963,228.38               19.38
 Chrysler                                          812       16,037,506.97                4.20
 Daewoo                                              3           11,669.53                0.00
 Dodge                                           2,045       40,534,079.01               10.62
 Ford                                            3,311       64,212,788.76               16.82
 Gmc                                               633       13,608,507.11                3.57
 Honda                                             771       12,772,873.10                3.35
 Hyundai                                           567        9,573,646.76                2.51
 Infiniti                                          118        2,831,860.57                0.74
 Isuzu                                              84        1,363,997.84                0.36
 Jaguar                                             64        1,362,583.91                0.36
 Jeep                                              538        9,435,201.18                2.47
 Kia                                               614       10,505,382.19                2.75
 Land Rover                                         37          711,995.37                0.19
 Lexus                                             137        2,937,075.35                0.77
 Lincoln                                           185        4,101,905.37                1.07
 Mazda                                             385        6,485,656.63                1.70
 Mercedes                                          329        8,801,045.79                2.31
 Mercury                                           116        1,679,775.39                0.44
 Mitsubishi                                        161        2,109,143.05                0.55
 Nissan                                          1,897       38,453,032.59               10.07
 Oldsmobile                                         49          469,719.32                0.12
 Plymouth                                           22           64,024.53                0.02
 Pontiac                                           364        5,810,587.62                1.52
 Porsche                                            16          456,230.14                0.12
 Saab                                               13          267,179.80                0.07
 Saturn                                            101        1,277,405.09                0.33
 Subaru                                             47          832,010.10                0.22
 Suzuki                                            125        1,968,747.70                0.52
 Toyota                                          1,584       29,868,788.59                7.83
 Volkswagen                                        183        3,036,700.07                0.80
 Volvo                                              83        1,653,789.48                0.43
-----------------------------------------------------------------------------------------------
TOTAL                                           19,606     $381,692,856.42             100.00%
===============================================================================================

                                                                              24